EXHIBIT 99.1

JAMES C. SWAIM

June 10, 2005

Mr. Gerald J. Rubin
Chairman of the Board, Chief Executive Officer and President
Helen of Troy Limited
1 Helen of Troy Plaza
El Paso, TX 79912

Dear Jerry:

As we discussed, effective today I am resigning as a Board member and Chairman of the Audit Committee of Helen of Troy. I have accepted a position with another company which will require my full attention.

It has been a pleasure to serve on the Helen of Troy Board and I wish you, the Helen of Troy employees and my Board colleagues every success.

Very truly yours,

/s/ James C. Swaim

James C. Swaim
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